SUB-ITEM 77Q3

AIM International Allocation Fund


Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 12/31/2008
File number: 811-2699
Series No.: 17

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                           $ 93
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                           $ 14
        Class C                           $ 27
        Class R                           $ 2
        Class Y                           $ -
        Institutional Class               $ -


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                         0.0058
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                         0.0058
        Class C                         0.0058
        Class R                         0.0058
        Class Y                         0.0058
        Institutional Class             0.0058


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                         17,793
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                          2,629
        Class C                          5,324
        Class R                            441
        Class Y                             70
        Institutional Class                  7


74V.  1 Net asset value per share (to nearest cent)
        Class A                           6.79
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                           6.68
        Class C                           6.68
        Class R                           6.75
        Class Y                           6.80
        Institutional Class               6.83